UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
February 2010

PACIFIC COPPER CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52495	98-0504006
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

                                                                               3040 North Campbell Ave. #110

                                                                          Tucson, Arizona, 85719

(Address of principal executive offices and Zip Code)

520-989-0032
Toll Free (877) 306-7979

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As of February 22, 2010  Pacific Copper Corp has amended the Mineral Property Acquisition Agreement (the “MPAA”) dated June 11, 2009 to purchase the San Enrique property located in Atacama Region III, Chile (“San Enrique”) from the vendor, Sociedad Gareste Limitada (“Gareste”).  Gareste is a private Chilean limited liability partnership in which one of the Company’s directors, Harold Gardner, is a 50% owner and co-managing partner. Under the terms of the amendment, Gareste has agreed to include in the purchase additional mineral exploration concessions adjacent to San Enrique, comprising 160 hectares, and applications for another 2,000 hectares of adjacent concessions that overstake current concessions with senior rights in third-parties. The parties have also agreed to extend the Closing Date of the MPAA to June 30, 2010 and to grant and extend to Gareste a specific right of rescission (“Rescission Right”) of the transaction, which after closing, and if exercised, will obligate the Company and its subsidiary Pacific Copper Chile Ltda. to convey the mineral titles back to Gareste if the Company does not raise and add to its treasury the net sum of US$1.6 million dollars within six (6) months of the Effective Date of the Amendment, or if US$1 million is not expended by Pacific Copper Chile and the Company on the Property and related project overhead within eighteen (18) months of the Effective Date. The share portion of the consideration payable by the Company to the vendor, amounting to 7 million shares of the Company, shall be placed in escrow pending the satisfaction of closing conditions and the further satisfaction of the conditions that would otherwise give rise to the Rescission Right. In the case that the Rescission Right is exercised, Gareste is obligated to release from escrow and return any share consideration received for this transaction back to the Company. The other terms of the MPAA remain unchanged, including a 2% net smelter return royalty capped at $6 million, subject to a buyback right by the Company of one-half of the royalty for the sum of $2 million prior to commencement of commercial production.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.
Not applicable.

(c) Shell Company Transaction.
Not applicable.

(d) Exhibits.
10.1 San Enrique MPAA Mineral agreement between Gareste Limitada and Pacific Copper Chile Limitada
10.2 First Amendment to and restatement of Mineral Property Acquisition agreement dated Feb 22, 2010
10.3 Exhibit A to First Amendment
10.3 press release of Pacific Copper Corp of February 23, 2010
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 26th day of February 2010

Pacific Copper Corp.

By:	/s/ “Andrew Brodkey”
Andrew Brodkey
Title: Director